Exhibit 10.1

STOCK PURCHASE AGREEMENT

Date:	March 6, 2015

Parties:

“Stockholder”	Isaac Fisch
32 Moundfield Road, London, England N166DT

“Company”	Royal Energy Resources, Inc., a Delaware corporation
543 Bedford Ave., Suite 176, Brooklyn, NY 11213

Premises:

A.	Stockholder owns 205,000 shares of the common stock of the Company (the “Common Shares”).

B.	The Company and the Stockholder have entered into this agreement regarding the Common Shares.

Agreement:

1.	Covenants.

	a.	Lock-up. Stockholder hereby covenants to the Company that, prior to the date which is five months from the Closing Date, Stockholder shall not sell more than one hundred sixty-five thousand (165,000) shares of the Company’s common stock, either privately or into the public market. To enforce the foregoing covenant, Stockholder shall deliver to the Escrow Agent on the Closing Date a certificate for forty thousand (40,000) shares, and hereby instructs the Escrow Agent to hold the certificate until expiration of the lock-up period and then deliver same to Stockholder.

	b.	No Reverse Split. The Company hereby covenants that it will not implement a reverse stock split prior to July 31, 2015.

	c.	Anti-Dilution. The Company hereby covenants that if, on April 20, 2015, the number of shares of the Company’s common stock issued and outstanding exceeds twenty million (20,000,000), then the Company will immediately issue shares to the Stockholder. The number of shares to be issued will equal (i) 205,000 multiplied by (ii) the quotient of OS divided by 8,664,609, minus (iii) 205,000, where “OS” is the number of shares issued and outstanding on April 20, 2015

2.	Notice. All written notices required hereunder shall be given by email sent to the addresses set forth below the party’s signature on this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

ROYAL ENERGY RESOURCES, INC.

/s/ William L. Tuorto	/s/ Isaac Fisch
WILLIAM L. TUORTO, CEO	ISAAC FISCH
(email: wltuorto@earthlink.net)	(email: robertbrantl@earthlink.net)